UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2009

WATCHTOWER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-144943	98-0523910
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, New York 10022
(Address of Principal Executive Offices, Zip Code)

(888) 251-3422
(Registrant's Telephone Number, Including Area Code)

Not applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.01	Changes in Control of Registrant.

On April 30, 2009, Yisroel Guttfreund and Yechezkel Klohr, the principal shareholders of Watchtower, Inc. (the “Company”), entered into a Stock Purchase Agreement which provided for the sale of 8,000,000 shares of common stock of the Company (the “Purchased Shares”) to Sholom Drizin (the “Purchaser”). The consideration paid for the Purchased Shares, which represent 64.52% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $50,000. The Purchaser used his personal funds to purchase the Purchased Shares.

There are no arrangements or understandings among members of both the former and new control person and his associates with respect to the election of directors of the Company or other matters.

The Company was incorporated on February 20, 2007 and was focused on becoming involved in the market for bio-diesel fuels. Currently, the Company is a shell company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 30, 2009, in connection with the acquisition of the Purchased Shares, (i) Yisroel Guttfreund resigned from his positions as officer and director of the Company, (ii) Yechezkel Klohr resigned from his positions as an officer of the Company and will resign as a director of the Company, effective 10 days after the filing of an information statement pursuant to Rule 14f-1, and (iii) the Board of Directors of the Company elected (a) Menachem M. Schneerson as President, Chief Executive Officer and a director of the Company and (b) Shmaya Glick, as Secretary and Treasurer.

Menachem M. Schneerson, age 52, is currently a real estate investor and manager and has been involved in real estate investment for the over twenty years. Through Delson Holding, Mr. Schneerson is involved with the management of a portfolio of buildings in New York City.

Shmaya Glick, age 39, is currently an executive in KTS Development, a company he founded in 2005, where he manages real estate projects, from building rehabilitations and renovations to new developments. He has held management and executive positions in the Construction Management, General Contracting, Real Estate Development and Finance industries for over 12 years.

Mr. Schneerson is married to Sholom Drizin’s daughter and Mr. Glick is married to Mr. Drizin’s niece. There are currently no arrangements or agreements regarding the compensation of either Mr. Schneerson or Mr. Glick with respect to serving as officers and directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHTOWER, INC.

By:	/s/ Menachem M. Schneerson
Name:	Menachem M. Schneerson
Title:	President and Chief Executive Officer

Date:  April 30, 2009